Exhibit 10.21

NOTICE OF RESTRICTED SHARE UNIT GRANT

You (“Grantee”) have been granted the following Restricted Share Units (the “RSU(s)” or “Award”) settled in ordinary shares, of no par value (the “Shares”), of Taboola.com Ltd., a company incorporated in Israel (the “Company”), pursuant and subject to the terms and conditions of the Company’s 2021 Share Incentive Plan, that is viewable at https://bit.ly/3iS7ovU  (as may be amended from time to time, the “Plan”), and the additional terms and conditions contained herein.  Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them under the Plan.

Grantee:

Date of Grant:
such date being subject to Section 9.4 of the Plan and Section 7.2 of the RSU Award Agreement appended hereto (the “RSU Award Agreement”)
Intended Type of Award:	Restricted Share Units
(✓check one):	designated as 102 Capital Gains Track Award (with Trustee) (Israel)
designated as 102 Ordinary Income Track Award (with Trustee) (Israel)
designated as 102 Non-Trustee Award (Israel)
designated as 3(9) Award (Israel) Non-qualified Award (U.S.)
Other
the above being subject to Section 6 of the RSU Award Agreement, Section 17.4 of the Plan and applicable law.

Number of Shares Underlying Upon Grant of RSUs:

Restriction (Vesting) Commencement Date (the “Vesting Commencement Date”):

Period of Restriction (Vesting Schedule):	Subject to the terms of the Plan (including Sections 6.6, 6.7 and 6.8 thereof), the RSUs shall vest and convert into Shares under the following schedule:
Date	Amount to vest	Cumulative Vested

The RSUs are governed by this Notice and by the provisions of the Plan and the RSU Award Agreement, both of which are made an integral part of this Notice.  By signing the RSU Award Agreement, the Grantee (1) acknowledges (i) receipt of the RSU Award Agreement and (ii) that the Plan was made available to the Grantee, (2) represents that the Grantee read and is familiar with their provisions, and (3) accepts the RSUs subject to all of their terms and conditions. Notwithstanding anything to the contrary, the RSUs and the terms hereof supersede, replace and terminate any promise or other right in connection with the share capital of the Company, which Grantee has or may have pursuant to any service, employment or other agreement with the Company or any Affiliate, without, however, affecting any currently outstanding shares of the Company or other Awards, if any, previously issued or granted thereto.

Restricted Share Unit Award Agreement

The Company has granted to the Grantee named in the Notice of Restricted Share Units Grant (the “Notice”) to which this Restricted Share Unit Award Agreement (this “RSU Award Agreement”) is attached Restricted Share Units (“RSU(s)”) upon the terms and conditions set forth in the Notice and this RSU Award Agreement.  The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Notice, this RSU Award Agreement and the Plan, the provisions of which are incorporated herein by reference and made an integral part of this RSU Award Agreement. Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them under the Plan.

By signing this Agreement, the Grantee: (a) represents that the Grantee has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan and this RSU Award Agreement, (b) accepts the RSUs and agrees that the RSUs, the Shares issued upon the settlement thereof and/or any securities issued or distributed with respect thereto, are subject to all of the terms and conditions of the Notice, the Plan, this RSU Award Agreement, the Trust Agreement (if applicable), and any other documents ancillary hereto or thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under the Notice, the Plan or this RSU Award Agreement (whether before or after the issuance of Shares pursuant to the RSUs).  While certain terms and conditions are included in this RSU Award Agreement, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan.  The Grantee acknowledges that the terms and conditions of the Plan may be amended from time to time as set forth therein, and therefore, any reference to the Plan shall be deemed to refer to the Plan as amended from time to time, including any amendments adopted after the Date of Grant.  Further, the Grantee is aware that the Company may in the future issue additional Shares and grant additional Awards to various entities and individuals, as the Company in its sole discretion shall determine. Unless otherwise stated, in the event of any inconsistency or contradiction between any of the terms of this RSU Award Agreement and the provisions of the Plan, the terms and provisions of this RSU Award Agreement shall prevail.

1.          No Disposition of RSUs.  The RSUs shall not be pledged or otherwise transferred (whether by operation of law or otherwise), and shall not be subject to sale under execution, attachment, levy or similar process, other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under the Plan.

2.          Issuance and Disposition of RSUs and Shares.

2.1.          Legal Compliance. The grant of RSUs and the issuance of Shares upon settlement of RSUs shall be subject to compliance with all Applicable Laws as determined by the Company or the Committee, including, applicable requirements of federal, state and foreign law with respect to such securities.  The Company shall have no obligations to issue Shares pursuant to the settlement of an RSU and RSUs may not be settled, if the issuance of Shares upon settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of the Nasdaq Global Select Market or any stock exchange or market system on which the Shares may then be listed. In addition, no RSUs may be settled unless (i) a registration statement under the Securities Act or equivalent laws of other applicable jurisdictions shall at the time of settlement of the RSUs be in effect with respect to the shares issuable upon settlement of the RSUs, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon settlement of the RSUs may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent laws of other applicable jurisdictions.

2.2.          Provisions Governing Shares.  Shares issued upon settlement of RSUs shall be subject to the restrictions referred to in Section 16 of the Plan (Conditions upon Issuance of Shares; Governing Provisions) and in this RSU Award Agreement, the Articles of Association of the Company, any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including, without limitation, any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, lock-up/market stand-off), any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws and with the requirements of any transaction entered into or proposed to be entered into by the Company.  The Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf), such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 2.2. The execution of such separate agreement(s) may be a condition by the Company to the settlement of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.

2.3.          Additional or Substituted Securities.  In the event that in connection with the declaration of a share dividend (bonus shares), a share split, a reverse share split, a reorganization (which may include a combination or exchange of shares), a consolidation, a spin-off or other corporate divestiture or division, a recapitalization, a reclassification or other similar occurrence affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (other than cash dividend) are distributed by reason of such occurrence with respect to any Shares which are subject to this Section 2, or into which such Shares thereby become convertible, then such substituted or additional securities or other property (if distributed) shall immediately be subject to this Section 2.  Any adjustments to reflect the distribution of such securities or other property shall be conclusively determined by the Company.  The terms and conditions contained herein and in the Plan in respect of the RSUs and/or the Shares shall apply to any new, substituted or additional securities or other property resulting from the above adjustments.

2.4.          Merger/Sale. In the event of a Merger/Sale, the provisions of Section 14.2 of the Plan shall apply.

2.5.          Data Privacy; Data Transfer.  Information related to the Grantee and Award(s) hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to the Grantee (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above.  The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and that Grantee hereby consents to the storage and transfer of the Information as set forth above.

3.          Settlement of Restricted Share Units.

3.1.          Settlement of Restricted Share Units. The Company shall cause to be delivered to the Grantee, the full number of Shares underlying the RSUs as to which such portion of the Period of Restriction has so lapsed, subject to satisfaction of applicable withholding obligations with respect thereto pursuant to Section 6 and Section 17 of the Plan, as soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction under Section 3.2 hereof, but in no event later than the earlier to occur of: (i) the last day of the calendar quarter in which the date of such lapse of Period of Restrictions occurs; (ii) immediately prior to an event giving rise to a right conferred upon by such Shares (such as, dividend); (iii) as soon as reasonably practicable following the Grantee’s written request; or (iv) a date determined by the Company.

Notwithstanding any other provision of this RSU Award Agreement to the contrary, the Committee may provide that any Shares issued in settlement of the RSUs shall be held and/or evidenced in such manner as the Committee may, in its discretion, determine, including, without limitation, by issuing the Shares to a Trustee which shall hold such Shares for the benefit of the Grantee.

Upon settlement of the RSUs as provided above, the Company is hereby authorized by itself or any party acting on its behalf to deduct from the portion of the Shares underlying the RSUs with respect to which the Period of Restriction has so lapsed applicable tax or other compulsory payments from any amount due to the Grantee.

3.2.          Period of Restriction.  The Period of Restriction (the vesting schedule) with respect to the RSUs shall be as set forth in the Notice. Subject to the terms of the Plan, all RSUs for which the Period of Restriction had not lapsed prior to the date of the Grantee’s Termination (for any reason) shall be immediately forfeited and terminated.

4.          Legend. The Company may at any time place legends referencing the restriction imposed on the Shares  and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this RSU Award Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to RSUs in the possession of the Grantee in order to carry out the provisions of this Section.

5.          Term and Expiration.  The RSUs shall expire in accordance with the Plan, including in case the Grantee’s employment or service terminates for any reason.

6.          Tax Matters and Consultation.

6.1.          THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR DISPOSING OR SELLING SHARES ISSUED UPON SETTLEMENT HEREUNDER.  THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.  Without derogating from Section 17 of the Plan, and notwithstanding anything to the contrary, including the indication under “Intended Type of Award” above, the Company does not undertake, and shall be under no duty to ensure, and no representation or commitment is made, that the RSUs qualifies or will qualify under, or that the Grantee will benefit from, any particular tax treatment (such as Section 102 or any other treatment), nor shall the Company be required to take any action for the qualification of any RSUs under such tax treatment and no indication in any document to the effect that any Award is intended to qualify for any tax treatment shall imply such an undertaking or representation.  If the RSUs do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee.  By signing below, Grantee agrees that the Company and its Affiliates and the Trustee, as applicable, and their respective employees, directors, officers and shareholders shall not be liable for any tax, penalty, interest or cost incurred by Grantee as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, if RSUs do not qualify for any particular tax treatment.

6.2.          Without limiting the foregoing, upon settlement of the RSUs, or as of any other date on which the value of any RSUs otherwise becomes includible in the Grantee’s gross income for tax purposes, social security or other compulsory payment purposes, the Grantee shall pay to the Company or its Affiliate in cash, or make other arrangements satisfactory to the Committee for the satisfaction of, any taxes of any kind and social security payments payable or required by law to be withheld with respect to such RSUs; provided, however, that pursuant to any procedures, and subject to any limitations, as the Committee may prescribe, and subject to applicable law, the Company may, in its discretion, cause such withholding obligations to be satisfied in whole or in part by withholding Shares or cash otherwise deliverable or payable to the Grantee pursuant to this RSU Award Agreement in accordance with Section 17 of the Plan.  The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax or other compulsory payment withholding or deduction requirements in accordance with Section 17 of the Plan.  Regardless of any action the Company or any Affiliate takes with respect to any or all tax or other compulsory payment withholding or deduction (including any social security contributions) obligations, the Grantee acknowledges that the ultimate liability for all such taxes is and remains the Grantee’s responsibility, and that the Company does not:  (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the RSUs, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for such tax.

6.3.          The Grantee hereby irrevocably appoints the Company or its designee as such grantee’s agent to sell such number of Shares received upon such vesting (at such price as may be obtained by the Company) as are necessary to cover such taxes (after deducting any commissions on such sale). It is understood that this agreement is an instruction entered into in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

7.          Section 102 Awards.

7.1.          Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date hereof means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”).  Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

7.2.          102 Award Grant Date.

7.2.1.          Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 10.2.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Awards, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if this RSU Award Agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 10.2.2), then such 102 Trustee Award shall be deemed granted on such later date as this RSU Award Agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

7.2.2.          Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into this RSU Award Agreement and any agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section 10.2.  In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

7.3.          To the extent and with respect to 102 Trustee Awards, the Grantee acknowledges, undertakes and confirms that: (i) the Grantee fully understand that Section 102 Ordinance and the rules and regulations enacted thereunder apply to the RSUs, and (ii) the Grantee understands the provisions of Section 102 of the Ordinance, the tax track chosen thereunder and the implications thereof.  If applicable, the terms of such RSUs shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, and the Grantee shall sign all documents requested by the Company or the Trustee, in accordance with and under the trust agreement.  A copy of the trust agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

7.4.          Without derogating from the generality of the foregoing, to the extent and with respect to any RSUs that are 102 Capital Gain Track Awards, and as required by Section 102 of the Ordinance and the Rules, the Grantee acknowledges, undertakes and confirms in writing the following (which shall be apply and relate to all Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof, if any):

7.4.1.          The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” and the applicable rules and regulations promulgated thereunder, as amended from time to time;

7.4.2.          The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” in particular, and its tax consequences; the Grantee agrees that the RSUs and Shares that may be issued upon settlement thereof (or otherwise in relation thereto), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the Holding Period, as defined in Section 102 under the “Capital Gain Track”.  The Grantee understands that any release of such RSUs or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

7.4.3.          The Grantee agrees to the trust agreement signed between the Company and the trustee appointed pursuant to Section 102 of the Ordinance and shall sign all documents requested by the Company or the Trustee, in accordance with and under the trust agreement.

8.          Termination; Amendment.  The Board may terminate or amend the Plan or the RSUs at any time, subject to the Plan and any such amendment shall apply on the Grantee and this RSU Award Agreement (including the Shares issuable or issued pursuant thereto), without any required consent of the Grantee.  In addition, the terms contained herein may be amended or terminated in the exercise of powers and authorities under the Plan or implementation of its provisions. Except as set forth above and without derogating therefrom, this RSU Award Agreement shall not be amended without the consent of the parties hereto.

9.          Miscellaneous.

9.1.          No Disclosure.  Subject to applicable law, this RSU Award Agreement is confidential information of the Company and may not be disclosed by Grantee to any person, other than (if applicable) the Trustee or as may otherwise be reasonably required in accordance with applicable law.

9.2.          No Retention or Employment Rights.  Nothing in the Plan or this RSU Award Agreement confers upon any Grantee the right to be (or be treated as) an employee of, or continue in the employ of, or be in the service of the Company or any Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this RSU Award Agreement, or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee).   RSUs granted under this RSU Award Agreement shall not be affected by any change in duties or position of a Grantee, subject to Section 6 of the Plan.  No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Affiliate thereof that he or she was prevented from continuing to vest RSUs as of the date of termination of his or her employment with, or services to, the Company or any Affiliate thereof.  No Grantee shall be entitled to any compensation in respect of the RSUs which would have vested had such Grantee’s employment or engagement with the Company (or any Affiliate thereof) not been terminated.

9.2.1.          Survival.  The Grantee shall be bound by and the Shares issued upon settlement or (if applicable) the vesting of any RSUs granted hereunder shall remain subject to the Plan after the settlement or (if applicable) the vesting of RSUs, in accordance with the terms of the Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.

9.3.          Further Assurances.  The Grantee shall perform such further acts and execute such further documents as may reasonably be necessary by the Company to carry out and give full effect to the provisions of this RSU Award Agreement and the Plan.

9.4.          Fractional Shares.  No fractional Share shall be issuable upon settlement or vesting of any RSUs and the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon settlement at such last vesting date.

9.5.          Entire Agreement. This RSU Award Agreement (together with the Notice and its Exhibits) and the Plan, as may be amended from time to time, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings).

9.6.          Governing Law; Jurisdiction.  This RSU Award Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof, except with respect to matters that are subject to mandatory tax laws, regulations and rules in any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction.  Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws.  Any dispute arising under or proceeding in relation to this RSU Award Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

9.7.           Severability.  If any term or other provision of this RSU Award Agreement is invalid, illegal, inoperative or incapable of being enforced by any law or public policy, all other terms or provisions of this RSU Award Agreement shall nevertheless remain in full force and effect and the validity and effect of the other provisions hereof shall not be affected thereby.

9.8.          Other Plans Unaffected. The Grantee acknowledges that any income derived from this RSU award shall not affect the Grantee’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

9.9.          No Rights as a Shareholder Prior to Issuance of Shares. Neither the Grantee nor any other person shall becomes the beneficial owner of the Shares underlying the RSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Grantee.

9.10.         Section 409A.  This RSU Award Agreement and delivery of Shares under this Agreement are intended to be exempt from Section 409A of the Code and shall be administered and construed in accordance with such intent.

9.11.          Counterparts.  This RSU Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.  The exchange of an executed agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this RSU Award Agreement, as an original.

IN WITNESS WHEREOF, the parties have duly executed and delivered this RESTRICTED SHARE UNITS AWARD AGREEMENT as of the date last written below.

Grantee:	Taboola.com Ltd.

Name:	Name:
ID No.:	Title:
Date:	Date: